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                                                                   Exhibit 10.10


                             THE GARNET GROUP, INC.
                                825 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                                                               December 14, 1999

J.A. Bernstein & Co., Inc.
750 Lexington Avenue
New York, New York 10022

Axonyx, Inc.
750 Lexington Avenue
New York, New York 10022

             Re: Occupancy of Space on the 40th Floor in the Building known by the Street Address 825 Third Avenue, New York, New York
                   -------------------------------------------------------

Gentlemen:

         This letter sets forth the terms governing your occupancy of a designated portion of the premises under Lease to us pursuant to Lease dated as of August 25, 1989 made between The Durst Buildings Corporation (whose interest has been succeeded to by Advance Magazine Publishers, Inc.) (the "Landlord"), and the undersigned, as Tenant, as amended by the First Amendment of Lease dated as of November 30, 1999 (said Lease dated as of August 25, 1989 as amended November 30, 1999, is hereinafter referred to as the "Lease"). The specific portion of space to be occupied by you (the "Designated Area") is outlined in the drawing annexed to this letter.

          1. TERM. The term of your occupancy shall begin on December 15, 1999 and end on February 27, 2003, unless sooner terminated as hereinafter provided ("Occupancy Term").

          2. OCCUPANCY FEE. You agree to pay the undersigned $168,000 per annum, payable $14,000 monthly in advance on the first day of each month during the Occupancy Term as payment for occupancy by you of the Designated Area. Payment shall be made by you to the undersigned at its offices at 825 Third Avenue, New York, New York. You shall be entitled to the use of electricity available at the premises, provided such usage by you is consistent with the terms and provisions of the Lease. Additionally, you will be responsible for the payment of New York City Commercial Rent Tax with respect to your occupancy of the Designated Area.

          3. SECURITY DEPOSIT. Concurrently herewith, you have provided us with a security deposit of $42,000, which we will deposit in an interest-bearing account and such sum will be applied to pay any charges due to the

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               undersigned upon termination of your occupancy. The undersigned shall be entitled to recover as its administrative costs one percent (1%) of the Security Deposit. The balance of the security deposit, if any, will be repaid to you with interest within 20 days after the end of the Occupancy Term.

          4. NUMBER OF OCCUPANTS. You shall be entitled, other than for occasional vistors or business guests, to have eight people (in the aggregate) occupy the Designated Area.

          5. SERVICES. Except as hereinafter provided, the undersigned shall not be obligated to provide you with any services whatsoever. You will provide your own computers, typing and printing equipment. However, you shall be entitled to use of the existing furniture and furnishings located in the Designated Area. Further, you shall be entitled to use of the existing telephone equipment in the Designated Area. Upon your vacating the Designated Area, such furniture, furnishings and equipment shall be in good order, reasonable wear and tear excepted. Further, you shall be entitled to use of the conference room located in the premises occupied by the undersigned, when available, on reasonable prior notice.

          6. AS IS. You have inspected the Designated Area and accept it in its present condition "as is".

          7. SUBJECT AND SUBORDINATE. You acknowledge and agree that your occupancy of the Designated Area is subject and subordinate to the terms and provisions of the Lease and acknowledge that you are familiar with the terms and provisions of the Lease.

          8.   GENERAL CONDITIONS.

               a. During the Occupancy Term, you shall have exclusive use of the Designated Area. The Designated Area will be used by you solely for office purposes.

               b. You will maintain the Designated Area in a clean and orderly condition and assume full responsibility for the safety and security of the Designated Area and any personal property you may locate therein.

               c. Upon the termination of your occupancy, the Designated Area shall be left "broom clean".

               d. You agree not to make any alterations, decorations or modifications to the Designated Area.

               e. You agree to indemnify and hold the undersigned harmless from and against any and all costs and expenses arising from claims of any

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                    nature for personal injuries and/or property damage which
                    may be asserted against the undersigned arising from or in connection with your occupancy by you of the Designated Area, except if any such injuries or damage is a result of the negligence of the undersigned or the Landlord. In furtherance of the foregoing, you shall obtain and keep in full force and effect during the Occupancy Term, at your own cost and expense, naming the Landlord, Landlord's agents, any superior lessor, superior mortgagee and the undersigned as insureds, public liability insurance to afford protection against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Designated Area, or any part thereof in an amount of not less than $3,000,000 for injury or death arising out of any one occurrence or in any increased amount reasonably required by Landlord.

               f. You will not hold yourself out in any way as an agent, partner, joint venturer or business associate of the undersigned and you will at all times conduct your business without reference to the undersigned. The undersigned agrees not to hold itself out in any way as your agent, partner, joint venturer or business associate and shall not make reference to you in the conduct of its business.

               g. You will not at any time use or occupy the Designated Area in violation of the terms and provisions of the Lease or any applicable law (Federal, State or local).

               h. You cannot assign or sublet your right of occupancy in whole or in part.

               i. You shall be entitled to access the Designated Area during the Occupancy Term to the same extent the undersigned is entitled to occupancy of its premises, pursuant to the Lease. The undersigned shall provide you with keys enabling you to access the Designated Area.

     9. REMEDIES. If you default in fulfilling any of the terms set forth in this letter, including, without limitation, the payment of rent on the first of the month during the term hereof, the undersigned shall be entitled on three days written notice addressed to you at the Designated Area to terminate the term of you occupancy. Upon such termination, you consent to the remedy of eviction by summary proceedings or otherwise, for holding over and waive any rights to any further notice to terminate your occupancy; and further, waive any other rights, laws and/or regulations which may be applicable and agree further in the event you fail to vacate the Designated Area on the date designated in such notice of termination, you shall be liable to the undersigned as and for

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          liquidated damages, and not as a penalty, at the rate of $1,000 per day through the date that you vacate the Designated Area.

     If you are in agreement with the foregoing, please sing and return a copy of this letter together with a check in the amount of $14,000 representing payment of the first month's rent and an additional check in the amount of $42,000 for security.

                                             Very truly yours,

                                             THE GARNET GROUP, INC.

                                             By:/s/ Joseph Cohen
                                                ------------------------------
                                                     Joseph Cohen

         ACCEPTED AND AGREED:

         J.A. BERNSTEIN & CO., INC.


         By:/s/ Jay Bernstein
            -----------------------------
                  Jay Bernstein

         AXONYX INC.


         By:/s/ Michael Strage
            -----------------------------
                  Michael Strage